April 29, 2005

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Exhibit 10,
Calvert Tax-Free Reserves
File numbers 2-69565 and 811-3101

Ladies and Gentlemen:

As counsel to Calvert Group, Ltd., it is my opinion that the securities being registered by this Post-Effective Amendment No. 54 will be legally issued, fully paid and non-assessable when sold. My opinion is based on an examination of documents related to Calvert Tax-Free Reserves (the "Trust"), including its Declaration of Trust, its By-Laws, other original or photostatic copies of Trust records, certificates of public officials, documents, papers, statutes, and authorities as I deemed necessary to form the basis of this opinion.

I therefore consent to filing this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Trust's Post-Effective Amendment No. 54 to its Registration Statement.

Sincerely,

/s/ Susan Walker Bender
Susan Walker Bender
Associate General Counsel